Exhibit 4.31

JOINDER AND FIFTH AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This JOINDER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of October 1, 2021 by and among OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL LAFAYETTE, INC., an Ohio corporation (“Olympic Lafayette”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”), B METALS, INC., an Ohio corporation (“B Metals”), MCI, INC., an Ohio corporation (“MCI”), ACT ACQUISITION, INC., a Texas corporation (“ACT”) (Olympic Steel, Olympic Lafayette, Olympic Minneapolis, Olympic Iowa, Oly NC, IS Acquisition, Chicago Tube and Iron, B Metals, MCI, and ACT, collectively, “Existing Borrowers”), and SHAQ, INC., a Georgia corporation (the “Joining Borrower” and together with the Existing Borrowers, the "Borrowers" and each a "Borrower"), BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (together with its successors and assigns, “Agent”), and Lenders party hereto.

RECITALS

A.         Existing Borrowers, Lenders and Agent are party to that certain Third Amended and Restated Loan and Security Agreement, dated as of December 8, 2017 (as such agreement may be amended, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have agreed to make certain loans and extend certain other financial accommodations to Borrowers as provided therein. Terms defined in the Loan Agreement, where used in this Agreement, shall have the same meanings in this Agreement as are prescribed by the Loan Agreement;

B.         Olympic Steel and Joining Borrower are contemplating acquiring (the “Acquisition”) the Purchased Assets (as defined in the Acquisition Agreement described below) of Shaw Stainless, LLC, a Georgia limited liability company (“Shaw Stainless”), Architectural Stainless Products, LLC, a Georgia limited liability company (“Architectural Stainless”), Shaw Fab, LLC, a Georgia limited liability company (“Shaw Fab”), Barrier Defense Systems, LLC, a Georgia limited liability company (“Barrier”, and collectively with Shaw Stainless, Architectural Stainless, and Shaw Fab, “Target”), on or about the date hereof, which assets shall be owned by the Joining Borrower, a wholly owned subsidiary of Olympic Steel, all pursuant to the terms of that certain Asset Purchase Agreement dated as of October 1, 2021 (the “Acquisition Agreement”) by and among, the Joining Borrower, the Target, and Bryan Shaw;

C.         The Joining Borrower and the Existing Borrowers will derive substantial direct and indirect benefit from the Loans and Letters of Credit under the Loan Documents to be made or issued by Lenders and Issuing Bank to or for the benefit of the Existing Borrowers and/or the Joining Borrower and the other financial accommodations to the Borrowers and their respective Subsidiaries as may be made available by the Lenders;

D.         The Existing Borrowers have requested the Agent and the Lenders agree to certain amendments as described herein; and

E.         The Joining Borrower is willing to become a Borrower under the Loan Documents as hereinafter provided in order to obtain such benefits;

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or financial accommodations heretofore, now, or hereafter made to or for the benefit of the Obligors by Lenders, it hereby is agreed as follows:

ARTICLE 1
JOINDER TO LOAN AGREEMENT

Section 1.1    Joinder. The Joining Borrower agrees to, and does hereby, become a “Borrower” under the Loan Agreement and become bound by the Loan Agreement with the same force and effect as if it were an original party to the Loan Agreement. Each party hereto hereby acknowledges and agrees that each reference in the Loan Agreement to a “Borrower” shall also mean and be a reference to the Joining Borrower.

(a)    Joint and Several Liability. Without limiting the generality of the foregoing, subject to and in accordance with the Loan Agreement, the Joining Borrower hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations of each Borrower to the Lenders arising under the Loan Agreement and any other Loan Document (and, for the avoidance of doubt, each of the Existing Borrowers hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations of the Joining Borrower to the Lenders arising under the Loan Agreement and any other Loan Document).

(b)    Security Interests. Without limiting the generality of the foregoing, subject to and in accordance with Section 7 of the Loan Agreement, the Joining Borrower hereby assigns and pledges to Agent, its successors and assigns, for the ratable benefit of the Secured Parties and hereby grants to Agent, its successors and assigns, for the ratable benefit of the Secured Parties, as security for the payment or performance in full of the Obligations, a security interest in all right, title and interest of the Joining Borrower in, to and under any and all of the Collateral now owned or at any time hereafter acquired by the Joining Borrower or in which the Joining Borrower now has or at any time in the future may acquire any right, title or interest.

(c)    Representations and Warranties. The Joining Borrower represents, warrants, acknowledges and affirms with respect to itself and its properties, that each of the representations and warranties contained in the Loan Agreement and the other Loan Documents as it relates to the Joining Borrower is true and correct in all material respects (except where any such representation or warranty is otherwise qualified by materiality, in which case such representation or warranty is true and correct in all respects) as of the date hereof, with the same effect as though such representation or warranty had been made on and as of the date hereof after giving effect to the joinder of the Joining Borrower as an additional Borrower and Obligor under the Loan Agreement and the other Loan Documents.

(d)    Loan Documents. The Joining Borrower joins and agrees to be obligated and bound by all the terms, provisions and covenants under each of the Loan Documents which are intended to be binding on a Borrower, including, without limitation, that certain Pledge Agreement dated as of June 30, 2010 (together with all amendments thereto) by and among each of the pledgors signatory thereto and the Agent.

(e)    Acknowledgement. The Borrower Agent and each Existing Borrower hereby acknowledges and consents to the Loan Documents, as amended or supplemented by this Agreement, and confirms and ratifies in all respects the Obligations of each Borrower under the Loan Documents to which it is a party, as so amended or supplemented, which shall remain in full force and effect.

(f)    Borrower Agent. The Joining Borrower hereby appoints the Borrower Agent as representative and agent for all purposes under the Loan Documents as further specified in Section 4.4 of the Loan Agreement.

Section 1.2    Loan Agreement Amendments. Effective upon the date of the Acquisition as a “Permitted Acquisition” under the Loan Agreement, Schedule 1.2 Amortization Schedule (M&E) shall be replaced by a new Schedule 1.2, attached as Exhibit A, and each of the following schedules to the Loan Agreement shall be supplemented with the corresponding schedules as Exhibit B, delivered by the Borrowers to and approved by the Agent on such date:

Schedule 8.5	Deposit Accounts (Joining Borrower only)
Schedule 8.6.1	Business Locations (Joining Borrower only)
Schedule 9.1.4	Names and Capital Structure (Joining Borrower only)
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses (Joining Borrower only)

ARTICLE 2
MISCELLANEOUS

Section 2.1    Conditions to Effectiveness. This Agreement shall become effective on the date upon satisfaction or waiver of the following conditions precedent, as determined by Agent in its sole discretion (the “Effective Date”):

(a)    this Agreement shall have been duly executed and delivered by Agent, each Borrower and each Lender;

(b)    Agent shall have received (i) pro forma financial statements of the Borrowers and each of their Subsidiaries after giving effect to the consummation of the Acquisition, including projections of the Aggregate Borrowing Base and Availability and (ii) in the case of demonstrating compliance with subclause (B)(ii) of the definition of “Permitted Acquisitions”, a pro forma Compliance Certificate, in form and substance satisfactory to Agent to demonstrate compliance with the requirements of clause (f) of the definition of “Permitted Acquisitions”;

(c)    with respect to the Joining Borrower, Agent shall have been authorized to make all filings or recordations necessary to perfect its Liens in the Collateral, and shall have received UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens;

(d)    Agent shall have received that certain Pledge Amendment, in form and substance satisfactory to Agent, dated as of the date hereof, executed by Olympic Steel in favor of Agent;

(e)    Agent shall have received that certain Perfection Certificate, in form and substance satisfactory to Agent, dated as of the date hereof, with respect to the Joining Borrower;

(f)    Agent shall have received the certain Fourth Amended and Restated Notes, in form and substance satisfactory to Agent, dated as of the date hereof;

(g)    Agent shall have received a certificate, in form and substance satisfactory to it, from a knowledgeable Senior Officer of the Borrower Agent certifying that (i) the Acquisition has been consummated in accordance with the Acquisition Agreement, (ii) the Acquisition constitutes a “Permitted Acquisition” under the Loan Agreement, and including the calculations therefor in reasonable detail, (iii) before and after giving effect to this Agreement, no Default or Event of Default exists, and (iv) before and after giving effect to this Agreement, the representations and warranties set forth in the Loan Agreement are true and correct in all material respects;

(h)    Agent shall have received a certificate of a duly authorized officer of the Joining Borrower, certifying (i) that the copies thereto attached of such Joining Borrower’s charter documents, certified by the Secretary of State or other appropriate official of the Joining Borrower’s jurisdiction of organization, and organization documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that the copy of resolutions authorizing execution and delivery of this Agreement attached thereto is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, revoked or contradicted by any other resolution; and (iii) to the title, name and signature of each Person authorized to sign this Agreement and other Loan Documents on behalf of the Joining Borrower;

(i)    Agent shall have received a written opinion of Jones Day, as counsel to the Borrowers, in form and substance reasonably satisfactory to Agent;

(j)    Agent shall have received a duly executed copy of the Acquisition Agreement and all material agreements related thereto, certified by the Borrower Agent as true, complete and executed copies;

(k)    Agent shall have received good standing certificates for Joining Borrower issued by the Secretary of State or other appropriate official of the Joining Borrower’s jurisdiction of organization and each jurisdiction where the Joining Borrower’s conduct of business or ownership of Property necessitates qualification and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(l)    Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by or covering the Joining Borrower, together with lender’s loss payee endorsements, all in compliance with the Loan Documents;

(m)    Upon request of any Lender made at least ten days prior to the Effective Date, Joining Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, or other requirements of Applicable Law or other requirements set forth in Section 14.16 of the Loan Agreement, in each case at least five days prior to the Effective Date; and

(n)    All documentation and other matters incident to this Agreement shall be satisfactory to the Agent in its sole discretion.

Section 2.2    Representations, Warranties, and Covenants of Borrowers. Each Borrower hereby represents and warrants that as of the Effective Date (a) no event has occurred and is continuing which constitutes a Default or an Event of Default, (b) the representations and warranties of such Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (c) the execution and delivery by such Borrower of this Agreement and the performance by such Borrower of the Loan Agreement, as amended by this Agreement, are within such Borrower’s corporate powers and have been duly authorized by all necessary action, (d) this Agreement and the Loan Agreement, as amended by this Agreement, are legal, valid, and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and (e) the execution and delivery by such Borrower of this Agreement and the performance by such Borrower of the Loan Agreement, as amended by this Agreement, do not require the consent of any Person (other than that which has been obtained) and do not contravene the terms of such Borrower’s Organic Documents, any Restrictive Agreement or any other indenture, agreement, or undertaking to which such Borrower is a party or by which such Borrower or any of its property is bound.

Section 2.3    Fees, Costs, and Expenses. Subject to and in accordance with Section 3.4 of the Loan Agreement, Borrowers agree to pay on demand all reasonable costs and expenses of Agent in connection with the preparation, negotiation, execution and delivery, and closing of this Agreement and all related documentation, including the fees and out-of-pocket expenses of counsel for Agent with respect thereto.

Section 2.4    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto as separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same agreement. A telecopy, pdf or similar electronic file of any such executed counterpart shall be deemed valid and may be relied upon as an original.

Section 2.5    Effect; Ratification.

(a)    Except as specifically set forth above, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

(b)    The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of (a) any right, power or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document, nor constitute amendment of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein, or (b) any Default or Event of Default. Upon the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

(c)    Each Borrower acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and Lenders of this Agreement shall not be deemed (i) to be a consent to any amendment, waiver or modification of any term or condition of the Loan Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Agreement.

(d)    This Agreement shall constitute a Loan Document.

Section 2.6    Reaffirmation. Each Borrower hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Agreement, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.

Section 2.7    No Oral Agreements. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 2.8    GOVERNING LAW. THIS AMENDMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

Section 2.9    Post-Closing. The Borrowers shall complete each of the tasks and other items set forth below at the following times (or such later date as Agent may agree in writing (including, via e-mail transmission)) in a manner satisfactory to Agent:

(a)         Within forty-five (45) days following the date hereof, the Borrowers shall open a new collections Deposit Account at Bank of America, N.A. for the Joining Borrower and deliver to Agent a duly executed Deposit Account Control Agreement for such Deposit Account;

(b)         Within ten (10) Business Days following the date hereof, the Borrowers shall provide filed UCC-3 terminations for each of the financing statements filed by U.S. Bank Equipment Finance against Shaw Stainless, LLC (file numbers 007-2019-032010, 007-2020-020498 and 007-2020-053627) and the U.S. Small Business Administration against Shaw Stainless Steel (file number 038-2020-022409); and

(c)         Within thirty (30) days following the date hereof, the Borrowers shall provide a Lender Loss Payee Endorsement and copy of the property insurance policy, in each case, with respect to the insurance maintained by Joining Borrower.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

JOINING BORROWER:

SHAQ, INC.

By:         /s/ Richard A. Manson

Name: Richard A. Manson

Title: Chief Financial Officer

EXISTING BORROWERS:

OLYMPIC STEEL, INC.

OLYMPIC STEEL LAFAYETTE, INC.

OLYMPIC STEEL MINNEAPOLIS, INC.

OLYMPIC STEEL IOWA, INC.

OLY STEEL NC, INC.

IS ACQUISITION, INC.

CHICAGO TUBE AND IRON COMPANY

B METALS, INC.

ACT ACQUISITION, INC.

MCI, INC.

By:         /s/ Richard A. Manson

Name: Richard A. Manson

Title:         Chief Financial Officer and Secretary

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender By: ____________________________________ Name: ____________________________________ Title: ____________________________________

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender By: Name: Thomas H. Herron Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK, as Lender By: Name: Nelson D. Rauscher Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as Lender By: Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender By: Name: David Wisniewski Title:
BMO HARRIS BANK N.A., as Lender By: Name: Name: Quinn Heiden Title: Title: Managing Director